Exhibit 10.2

CONSULTING AGREEMENT

THIS AGREEMENT (“Agreement”) is made effective as of July 5, 2019 (the “Effective Date”), by and between Edward Ahn, Ph.D. (the “Consultant”) and Anika Therapeutics, Inc. (the “Company”), with a business address of 32 Wiggins Avenue, Bedford, MA 01730 (each a “Party” and collectively, the “Parties”).

WHEREAS, the Company desires to contract with the Consultant to perform the Services (as defined herein) in accordance with the terms and conditions of this Agreement;

WHEREAS, the Consultant desires to provide the Services to Company in accordance with the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.              Services.

(a)       Under the terms of this Agreement, Consultant will perform the services described in Exhibit A (the “Services”) attached hereto and incorporated by reference herein.

(b)       Consultant agrees to keep Company updated, promptly upon Company’s request, of any progress, problems, and/or developments of which Consultant is aware regarding the Services. Company shall have the right to require such updates in writing from Consultant in a format specified by Company or acceptable to Company in its sole discretion.

2.              Term and Termination.

(a)	Unless earlier terminated as provided in this Section 2, the term of this Agreement shall commence on the Effective Date and shall terminate on September 30, 2019 (the “Term”). The Parties may extend the Term of this Agreement at any time by written agreement signed by both Parties.

(b)	Each Party may, by written notice to the other Party, immediately terminate this Agreement if the other Party: (i) becomes insolvent, (ii) commits an act of bankruptcy, or (iii) makes an assignment for the benefit of creditors or has a receiver or receiver-manager appointed. Such termination shall be without prejudice to any other rights and remedies that the Parties may have for breach of this Agreement. In the event of termination by either Party under this provision, the Company shall pay the Consultant for services performed up to, and expenses incurred until, the time of termination. A final invoice will be sent to the Company upon termination and shall be due within thirty (30) days of such invoice date.

(c)	Each Party may, by written notice to the other Party, terminate this Agreement for cause upon the material breach of the other Party of any of the provisions of Agreement, provided that the breaching Party shall have thirty (30) days after receiving such notice to cure such breach to the reasonable satisfaction of the non breaching Party. Such termination shall be without prejudice to any other rights and remedies that the Parties may have for breach of this Agreement. In the event of termination by either Party under this provision, the Company shall pay the Consultant for services performed up to, and expenses incurred until, the time of termination. A final invoice will be sent to the Company upon termination and shall be due within thirty (30) days of such invoice date.

(d)	In the event of termination for any reason, Consultant shall, upon request, perform such work as may be requested to transfer work in process to the Company or to a party designated by the Company.

(e)	In the event of termination of this Agreement for any reason provided in this Section 2, all rights and obligations of the Company and the Consultant shall cease immediately except those contained within Sections 3 (Payment), 5 (Indemnification), 6 (Limitation of Liability), 9 (Relationship between the Parties), 11 (Exclusive Method for Resolving Disputes), 12 (Assignment), and 14 (Governing Law) of this Agreement and the Confidentiality Agreement shall survive the termination or expiry of this Agreement.

3.              Payment. The Company shall pay Consultant for the Services at an hourly rate of two hundred fifty ($250.00) dollars per hour for work performed in accordance with the terms of this Agreement at the direction of the Company. The Consultant shall invoice the Company during the first week of each month for the Services performed and any related Anika business expenses, including economy travel expenses, which have been pre-approved by the Company in writing, incurred in the immediately preceding month. The Company shall pay Consultant within thirty (30) days of receipt of each such invoice. If this Agreement is terminated for any reason other than a material breach by Consultant, Consultant shall be entitled to payment for the work performed and the expenses incurred up to the date of termination.

4.              Representations and Warranties. Each Party represents and warrants to the other that:

(a) the Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and it has full power and authority to enter into this Agreement;

(b) and the materials furnished by one Party to the other shall be the original creations of such Party for the use intended by the Parties under this Agreement, or that such Party shall possess all of the rights to such materials necessary to furnish them to the other Party for the use intended, and such materials shall not, to the knowledge of the Party furnishing the materials, violate or infringe any rights whatsoever of any third party.

(c) each will provide full, good faith cooperation in providing information and other material necessary to perform Services.

(d) The Consultant represents and warrants that it shall exercise reasonable care in the performance of its obligations under this Agreement.

(e) The Company represents that all information provided by it to Consultant shall be complete and accurate in all material respects to the best of the Company's knowledge, and that Consultant shall be promptly notified in the event that the Company learns of new information or inaccuracies in information already provided to Consultant. Consultant shall not under any circumstances be required to independently verify facts supplied to Consultant by the Company, unless otherwise agreed upon in writing by the Parties.

5.              Indemnification.

(a) The Company will indemnify and hold harmless the Consultant and its affiliates (the “Indemnified Party”) from and against any and all losses, claims, damages, expenses, and liabilities, joint or several, to which such Indemnified Party may become subject under any applicable federal or state law relating to or arising out of Consultant’s engagement with the Company or any services provided to the Company by Consultant under this Agreement that are not the result of the Consultant’s gross negligence or willful misconduct. The Company reserves the right to take control of the legal defense of the Consultant related to this provision, provided that the Company shall not agree to a settlement without first consulting, in good faith, the Consultant. Notwithstanding the foregoing, should the company decide not to take control of the legal defense of the Consultant, the Company will reimburse any Indemnified Party for all reasonable expenses (including reasonable counsel fees and disbursements) as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom. The Company will not be liable, nor have any other obligations, under this indemnification provision to the extent that any loss, claim, damage, liability, or expense is found or alleged to have resulted from the Consultant's negligence or willful misconduct.

(b) If the indemnification of an Indemnified Party provided for herein is unavailable as a result of the applicable law, the Company agrees to contribute to the losses, claims, damages, and liabilities for which such indemnification is unavailable in such proportion as is appropriate to reflect the relative fault of the Company and any other equitable considerations.

6.              LIMITATION OF LIABILITY. IN THE EVENT EITHER PARTY HAS A CLAIM AGAINST THE OTHER ARISING OUT OF THIS AGREEMENT, PARTIES SHALL BE LIABLE TO EACH OTHER FOR ACTUAL DAMAGES ONLY; IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INCIDENTAL, SPECIAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES, EVEN IF ADVISED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES. IN THE EVENT OF LIABILITY, RECOURSE BY ONE PARTY AGAINST THE OTHER SHALL ONLY EXTEND TO SUCH PARTY AND NOT TO SUCH PARTY'S EMPLOYEES, AGENTS, MEMBERS, OFFICERS, DIRECTORS, AND SHAREHOLDERS.

7.              Confidentiality. The Parties hereby acknowledge that a Confidential Disclosure Agreement has been executed between the Parties and the provisions of said Confidential Disclosure Agreement are to remain in full force and effect during the term of this Agreement.

8.              Notices. Under this Agreement, if one Party is required or permitted to give notice to the other, such notice shall be deemed given on the same day if sent by hand, or three (3) business days after mailing if sent by registered or certified mail, return receipt requested, or one day after sending by reputable overnight courier service, if the notice was sent to the other Party at the address specified below:

If to Consultant:	Edward Ahn, Ph.D.

If to the Company:	Anika Therapeutics, Inc. 32 Wiggins Avenue Bedford, MA 01730 Attn: Charles Sherwood III

In the event either Party wishes to change the address to which notices are to be sent, it must do so in writing, and such change of address shall be considered a notice to which the provisions of this Section 8 shall apply.

9.	Relationship between the Parties.

(a)	It is understood and agreed that the Consultant’s relationship with the Company in the performance of this Agreement is that of an independent contractor. Nothing in this Agreement shall be construed to create a partnership, joint venture, or employer employee relationship.

(b)	Consultant is not an agent of the Company, and has no authority whatsoever to make any representation, contract, or commitment of any kind on behalf of the Company. Consultant expressly acknowledges and agrees that it shall not warrant or represent to any person that it has or may have any such authority.

(c)	The Company will not acquire ownership of any materials, information, know-how, tools, models, methodologies, techniques and/or other intellectual property owned by the Consultant prior to its performance of services under this Agreement.

(d)	Each Party warrants, agrees, and represents that it has no other Agreement of any kind or nature with any other person, corporation, or entity which would or might prevent it from entering into this Agreement or from fully performing its obligations hereunder. Consultant is free to accept engagements from others during the Term of this Agreement, so long as those engagements do not violate the attached Confidentiality Agreement or impair the Consultant's ability to perform the Services obligations hereunder.

(e)	Consultant further acknowledges and agrees that none of Consultant, its employees or affiliates shall be entitled to any benefits provided by the Company to its employees. In addition, Consultant understands and agrees that it shall have sole and exclusive responsibility for the payment of all federal, state and local income taxes, for all employment and disability insurance and for Social Security and other similar taxes with respect to any compensation provided by the Company hereunder. Moreover, Consultant agrees that if the Company pays or becomes liable for such taxes or related civil penalties or interest as a result of the Consultant’s failure to pay taxes or report same, or due to the Company’s failure to withhold taxes, Consultant shall indemnify and hold the Company harmless for any such liability. Finally, Consultant shall assume and accept all responsibilities which are imposed on independent contractors by any statute, regulation, rule of law, or otherwise.

10.           Ownership of Deliverables. Consultant acknowledges and agrees that all materials developed related to Anika Therapeutics, Inc.’s products or intellectual property (the “Deliverables”) generated by Consultant or third parties on the Company's behalf in connection with the Services under this Agreement shall be deemed “work made for hire” and shall be the Company’s exclusive property, not subject to any third party rights, restrictions or obligations; and Consultant and its personnel hereby irrevocably assign their rights in such Deliverables to the Company, and as reasonably requested by the Company, shall execute any documents necessary to effect or confirm such assignment.

11.           Exclusive Method for Resolution of Disputes. In the case of a dispute between the Company and Consultant regarding performance by either Party under this Agreement, the Parties agree to refer such disputes to an arbitration by a single third-party arbitrator to be appointed at the mutual agreement of the Parties. Any such arbitration shall take place in Boston, Massachusetts in accordance with the rules and regulations then in effect of the American Arbitration Association. In any arbitration, each party shall pay its own attorney's fees and one half (1/2) of the arbitration costs, subject to final apportionment by the arbitrator.

12.           Assignment. This Agreement shall be binding on, and shall inure to the benefit of the Company and the Consultant, as well as their respective heirs, representatives, successors and assigns, provided, however, that the Company and the Consultant may not assign any of their respective rights or arrange for a third party to assume any of their respective obligations under this Agreement without the prior written consent of each of the Parties to this Agreement.

13.           Third Party Beneficiaries. The Parties do not intend the benefits of this Agreement to inure to any third party not a signatory hereto. Consultant agrees not use any of the Company's Proprietary or Confidential Information for the benefit of any Third Party and to strictly adhere to the terms of the Confidential Disclosure Agreement executed between the Parties. Notwithstanding anything contained herein or any conduct or course of conduct by any Party hereto, before or after the signing of the Agreement, this Agreement shall not be construed as creating any right, claim, or cause of action against either Party by any person or entity not a Party to this Agreement.

14.           Governing Law. This Agreement shall be construed, interpreted, and enforced, and the rights of the Parties shall be determined, in accordance with the internal substantive laws of the commonwealth of Massachusetts, without regard to its conflict of law principles. Any construed term shall also be enforced in accordance with the internal substantive laws of the commonwealth of Massachusetts.

15.           Waiver. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. This Agreement may not be superseded, amended or modified except by written agreement signed by an authorized representative of each party. This provision may not be waived.

16.           Force Majeure. Neither Party shall be liable to the other for any default or delay in performance of any of its obligations under this Agreement caused directly or indirectly by fire, flood, earthquake, or other acts of God; wars, rebellions, or revolution; riots or civil disorders; lock out, strike or labor dispute; accidents or unavoidable casualties; interruptions or failures in transportation, communications or technical facilities; laws, inactions, rulings, regulations, decisions or requirements of any government, tribunal or government Consultant (whether federal, state, local or foreign) or any other cause, whether similar or dissimilar to those enumerated herein, beyond such Party's control.

17.           Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all previous oral or written agreements among the Parties with respect to the subject matter hereof, with the exception of the Confidential Disclosure Agreement executed amongst the Parties, which shall remain in full force and effect for the term of that agreement, and may not be modified except by a writing signed by an authorized signatory of each Party hereto.

18.           Severability. The invalidity, unenforceability, or illegality of any provision of this Agreement shall not impair the validity, enforceability, or legality of any other provision; and any provision hereof which might otherwise by invalid, unenforceable, or illegal shall hereby be deemed to be amended to the extent necessary to remove the cause of such invalidity, unenforceability, or illegality, and, to the extent practicable, such amendment shall reflect the original intent of such provision, as negotiated by the Parties, and this Agreement, and such provision, as so amended, shall remain in full force and effect.

19.           Counterparts. This Agreement may be executed in counterparts, each of which when taken together shall be deemed an original for all purposes, and may be executed by fax or by email as a PDF document, which, when fully executed, will be deemed to be an original for all purposes.

IN WITNESS WHEREOF, the Parties hereto subscribe their names to this instrument effective as of the date of the first set forth above.

/s/ Edward Ahn	/s/ Thomas Finnerty
Name: Edward Ahn, Ph.D.	Name: Thomas Finnerty Title: EVP HR Anika Therapeutics, Inc. 32 Wiggins Avenue Bedford, MA 01730

EXHIBIT A

Services

Under the terms of this Agreement, Consultant, shall provide certain business, technical and IP consulting services to the Company. Consultant shall perform these mutually-agreed upon Services at the direction of the Company or the Company’s representatives.